Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Exhibit 10.2

AMENDMENT NO. 1 TO EXCLUSIVE LICENSE AGREEMENT

    This Amendment No. 1 to Exclusive License Agreement (the “Amendment”) is made on February 21, 2025, and is by and between Memorial Sloan Kettering Cancer Center (hereinafter referred to as "MSK"), a New York not-for-profit corporation with principal offices at 1275 York Avenue, New York, NY 10065, and Caribou Biosciences, Inc., a Delaware corporation with offices at 2929 Seventh St., Suite 105, Berkeley, CA 94710 (“LICENSEE"). Capitalized terms used herein that are not defined shall have the meanings set forth in the Exclusive License Agreement, by and between the Parties, having an Effective Date of November 13, 2020 (the “Agreement”).

    WITNESSETH

    WHEREAS, MSK and LICENSEE entered into the Agreement and now wish to amend certain provisions thereof pursuant to Section 18.6 of the Agreement;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the sufficiency of which is acknowledged, the Parties hereto agree as follows:

1.As of the Effective Date of the Agreement, Section 5.1(b) is hereby completely superseded and replaced with:

5.1(b) Annual License Fee. Commencing on the first anniversary of the Effective Date of this Agreement and due on or before each subsequent anniversary thereafter [***], LICENSEE shall pay MSK an annual license fee of [***] until the first commercial sale of the first Licensed Product. The annual license fee shall be noncreditable against any other obligations hereunder.

2.As of the Effective Date of the Agreement, Section 7.1(b) is hereby completely superseded and replaced with:

7.1(b)    Ongoing Cost Allocation. LICENSEE shall, during the Term of this Agreement pay [***] of the out-of-pocket expenses borne by MSK for filing, prosecuting, and maintaining patents and patent applications within the Licensed Patent Rights throughout the Territory through MSK’s outside patent counsel. [***]

3.Except as explicitly set forth in this Amendment, no other terms of the Agreement are amended, and all other such terms of the Agreement shall remain in full force and effect.

4.This Amendment may be executed in any number of counterparts, including scanned PDF documents or electronic signatures, and each of such counterparts shall for all purposes be an original and all such counterparts shall together constitute but one and the same agreement.

    IN WITNESS WHEREOF, an authorized representative of each Party has signed and dated this Amendment No. 1 to Exclusive License Agreement below.

MEMORIAL SLOAN KETTERING             CARIBOU BIOSCIENCES, INC.
CANCER CENTER

By:     /s/ Yashodhara Dash            By:     /s/ Ruhi Khan        ______
Name:     Yashodhara Dash             Name: Ruhi Khan
Title: Vice President, Technology         Title: Chief Business Officer
Management & Commercialization

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